FEDERAL INSURANCE COMPANY

                                                               Endorsement No. 6

                                                            Bond Number 81906652


NAME OF ASSURED:  NEW CENTURY PORTFOLIOS

                                          REVISE ITEM 2. ENDORSEMENT

It is agreed that this Bond is amended by deleting ITEM 2. in its entirety on the DECLARATIONS and substituting the following:


ITEM 2. LIMITS OF LIABILITY--DEDUCTIBLE AMOUNTS:

If "Not Covered" is inserted below opposite any specified INSURING CLAUSE, such INSURING CLAUSE and any other reference shall be deemed to be deleted. THERE SHALL BE NO DEDUCTIBLE APPLICABLE TO ANY LOSS UNDER INSURING CLAUSE 1. SUSTAINED BY ANY INVESTMENT COMPANY.

                                            SINGLE LOSS              DEDUCTIBLE
INSURING CLAUSE                             LIMIT OF LIABILITY       AMOUNT
---------------                             ------------------       ----------
1. Employee                                  $      900,000         $    5,000
2. On Premises                               $      900,000         $    5,000
3. In Transit                                $      900,000         $    5,000
4. Forgery or Alteration                     $      900,000         $    5,000
5. Extended Forgery                          $      900,000         $    5,000
6. Counterfeit Money                         $      900,000         $    5,000
7. Threats to Person                         $      900,000         $    5,000
8. Computer System                           $      900,000         $    5,000
9. Voice Initiated Funds Transfer
   Instruction                               $      900,000         $    5,000
10.Uncollectible Items of Deposit            $      100,000         $    5,000
11.Audit Expense                             $      100,000         $    5,000
12.Telefacsimile Instruction                 $      900,000         $    5,000
13.Stop Payment Order                        $      100,000         $    5,000
14.Unauthorized Signature                    $      100,000         $    5,000

This Endorsement applies to loss discovered after 12:01 a.m. on July 6, 2007.


ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date:  July 3, 2007

/s/ Robert Hamburger
--------------------------
Authorized Representative



ICAP Bond (5-98) - Federal
Form 17-02-1582 (Ed. 5-98) Page 1
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